BROWN, CUMMINS & BROWN CO., L.P.A.
                           ATTORNEYS AND COUNSELORS AT LAW
                                  3500 CAREW TOWER
                                   441 VINE STREET
       J.W. BROWN(1911-1995)   CINCINNATI, OHIO  45202
       JAMES R. CUMMINS       TELEPHONE (513) 381-2121
       ROBERT S BROWN         TELECOPIER (513) 381-2125     OF COUNSEL
       DONALD S. MENDELSOHN                                   GILBERT BETTMAN
       LYNNE SKILKEN
       AMY G. APPLEGATE
       KATHRYN KNUE PRZYWARA
       MELANIE S. CORWIN
       JEFFREY R. TEETERS
       JOANN M. STRASSER



                                          March 7, 1997




       PC&J Preservation Fund
       300 Old Post Office
       120 West Third Street
       Dayton, Ohio  45402

       Gentlemen:

          This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 14 to the Registration Statement of PC&J Preservation Fund.

            We have examined a copy of (a) the Fund's Declaration of Trust and amendments thereto, (b) the Fund's By-Laws and amendments thereto, and (c) all such agreements, certificates of public officials, certificates of officers and representatives of the Fund and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents or the copies of such documents supplied to us as original or photostat copies.

            Based upon the foregoing, we are of the opinion that the shares of the Fund, which are registered pursuant to the Amendment, if issued in accordance with the Prospectus and Statement of Additional Information of the Fund, will be legally issued, fully paid and non-assessable.


            Post-Effective Amendment No. 14 does not contain any disclosure which would render it ineligible to become effective pursuant to Rule 485(b).



            We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 14.


                                          Sincerely yours,

                                          /s/

                                          BROWN, CUMMINS & BROWN CO., L.P.A.

       BCB/tms